Sprint Spectrum
                           Trademark And Service Mark
                                License Agreement

                                     BETWEEN

                              Sprint Spectrum L.P.

                                       AND

                                Horizon Personal
                              Communications, Inc.









                                  June 8, 1998

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              Sprint Spectrum Properietary Information - RESTRICTED

                          SPRINT SPECTRUM TRADEMARK AND
                         SERVICE MARK LICENSE AGREEMENT

     THIS AGREEMENT is made as of the 8th day of June, 1998, by and between Sprint Spectrum L.P., a Delaware limited partnership, as licensor ("Licensor"), and Horizon Personal Communications, Inc. an Ohio corporation, as licensee ("Licensee"). The definitions for this agreement are set forth on the attached "Schedule of Definitions."

                                    RECITALS:

     WHEREAS, Licensor is the owner of the U.S. trademarks and service marks "THE CLEAR ALTERNATIVE TO CELLULAR" and "EXPERIENCE THE CLEAR ALTERNATIVE TO CELLULAR TODAY" and such other marks as may be adopted and established from time to time and the goodwill of the business symbolized thereby; and

     WHEREAS, Licensee desires to use the trademarks and service marks in commerce;

     NOW, THEREFORE, the parties, in consideration of the mutual agreements herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, do hereby agree as follows:

                                    ARTICLE 1
             GRANT OF TRADEMARK AND SERVICE MARK RIGHTS; EXCLUSIVITY

     Section 1.1. License.

     (a) Grant of License. Subject to the terms and conditions hereof, Licensor hereby grants to Licensee, and Licensee hereby accepts from Licensor, for the term of this agreement, a non-transferable, royalty-free license to use the Licensed Marks solely for and in connection with the marketing, promotion, advertisement, distribution, lease or sale of Sprint PCS Products and Services and Premium and Promotional Items in the Service Area.

     (b) Related Equipment. The rights granted hereunder to Licensee shall not include the right to manufacture equipment under the Licensed Marks. However, subject to the terms and conditions hereof, Licensor hereby grants to Licensee, and Licensee hereby accepts from Licensor, for the term of this agreement, a non-transferable, royalty-free license to market, promote, advertise, distribute and resell and lease Related Equipment in connection with the marketing, promotion, advertisement distribution, lease or sale by Licensee of Sprint PCS Products and Services, and to furnish services relating to such Related Equipment (including installation, repair and maintenance of Related Equipment), under the Licensed Marks.
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                                    ARTICLE 2
                         QUALITY STANDARDS, MAINTENANCE

     Section 2. 1. Maintenance of Quality.

     (a) Adherence to Qualily Standards. In the course of marketing, promoting, advertising, distributing, leasing and selling Sprint PCS Products and Services and Premium and Promotional Items under the Licensed Marks, Licensee shall maintain and adhere to standards of quality and specifications that conform to or exceed those quality standards and technical and operational specifications adopted and/or amended in the manner provided below "Quality Standards") and those imposed by Law. Such Quality Standards are designed to ensure that the quality of the Sprint PCS Products and Services and Premium and Promotional Items marketed, promoted, advertised, distributed, leased and sold under the Licensed Marks are consistent with the high reputation of the Licensed Marks and are in conformity with applicable Laws.

     (b) Establishment of Quality Standards. The parties acknowledge that the initial Quality Standards for the Sprint PCS Products and Services and Premium and Promotional Items are attached to the Management Agreement as Exhibits 4.1, 4.2, 4.3, 7.2, and 8.1. The Quality Standards shall
          (i) be consistent with the reputation for quality associated with the Licensed Marks and (ii) be commensurate with a high level of quality (taking into account Licensee's fundamental underlying technology and standards), consistent with the level of quality being offered in the market for products and services of the same kind as the Sprint PCS Products and Services.

     (c) Changes in Quality Standards. In the event that Licensor wishes to change the Quality Standards, it will notify Licensee in writing of such proposed amendments, and will afford Licensee a reasonable time period in which to adopt such changes as may be required in order for Licensee to conform to the amended Quality Standards.

     Section 2.2. Rights of Inspection. In order to ensure that the Quality Standards are maintained, Licensor and its authorized agents and representatives shall have the right, but not the obligation, with prior notice to Licensee, to enter upon the premises of any office or facility operated by or for Licensee with respect to Sprint PCS Products and Services and Premium and Promotional Items at all reasonable times, to inspect, monitor and test in a reasonable manner facilities and equipment used to furnish Sprint PCS Products and Services and Premium and Promotional Items and, with prior written notice to Licensee, to inspect the books and records of Licensee in a manner that does not unreasonably interfere with the business and affairs of Licensee, all as they relate to the compliance with the Quality Standards maintained hereunder.

     Section 2.3. Marking, Compliance with Trademark Laws. Licensee shall cause the appropriate designation "(TM)" or "(sm)" or the registration symbol "(R)" to be placed adjacent to the Licensed Marks in connection with the use thereof and to indicate such additional information as Licensor shall reasonably specify from time to time concerning the license rights under which Licensee uses the


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Licensed  Marks.  Licensee  shall place the  following  notice on all printed or electronic materials on which the Licensed Marks appear: "THE CLEAR ALTERNATIVE TO CELLULAR", "EXPERIENCE THE CLEAR ALTERNATIVE TO CELLULAR TODAY", and such other marks as may be adopted and established from time to time, are trademarks and/or service marks of Sprint Spectrum L.P., "used under license" or such other notice as Licensor may specify from time to time.

     Section 2.4. Other Use Restrictions. Licensee shall not use the Licensed Marks in any manner that would reflect adversely on the image of quality symbolized by the Licensed Marks.

                                    ARTICLE 3
                            CONFIDENTIAL INFORMATION

     Section 3. 1. Maintenance of Confidentiality. Each of Licensor and Licensee and their respective Controlled Related Parties (each a "Restricted Party") shall cause their respective officers and directors (in their capacity as such) to, and shall take all reasonable measures to cause their respective employees, attorneys, accountants, consultants and other agents and advisors (collectively, and together with their respective officers and directors, "Agents") to, keep secret and maintain in confidence the terms of this agreement and all confidential and proprietary information and data of the other party or its Related Parties disclosed to it (in each case, a "Receiving Party") in connection with the performance of its obligations under this agreement (the "Confidential Information") and shall not, and shall cause their respective officers and directors not to, and shall take all reasonable measures to cause their respective other Agents not to, disclose Confidential Information to any Person other than the parties, their Controlled Related Parties and their respective Agents that need to know such Confidential Information. Each party further agrees that it shall not use the Confidential Information for any purpose other than determining and performing its obligations and exercising its rights under this agreement. Each party shall take all reasonable measures necessary to prevent any unauthorized disclosure of the Confidential Information by any of their respective Controlled Related Parties or any of their respective Agents. The measures taken by a Restricted Party to protect Confidential Information shall be not deemed unreasonable if the measures taken are at least as strong as the measures taken by the disclosing party to protect such Confidential Information.

     Section 3.2. Permitted Disclosures. Nothing herein shall prevent any Restricted Party or its Agents from using, disclosing, or authorizing the disclosure of Confidential Information it receives and which:

     (i) has been published or is in the public domain, or which subsequently comes into the public domain, through no fault of the receiving party;

     (ii) prior to receipt hereunder was property within the legitimate possession of the Receiving Party or, subsequent to receipt hereunder is lawfully received from a third party having rights therein without restriction of the third party's right to disseminate the Confidential Information and without notice of any restriction against its further


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          disclosure.

     (iii)is independently developed by the Receiving Party through Persons who have not had, either directly or indirectly, access to or knowledge of such Confidential Information;

     (iv) is disclosed to a third party with the written approval of the party originally disclosing such information, provided that such Confidential Information shall cease to be confidential and proprietary information covered by this agreement only to the extent of the disclosure so consented to;

     (v) subject to the Receiving Party's compliance with Section 3.4 below, is required to be produced under order of a court of competent jurisdiction or other similar requirements of a governmental agency, provided that such Confidential Information to the extent covered by a protective order or its equivalent shall otherwise continue to be Confidential Information required to be held confidential for purpose of this agreement; or

     (vi) subject to the Receiving Party's compliance with Section 3.4 below, is required to be disclosed by applicable Law or a stock exchange or association on which such Receiving Party's securities (or those of its Related Party) are listed.

     Section 3.3. Financial Institutions. Notwithstanding this Article 3, any party may provide Confidential Information to any financial institution in connection with borrowings from such financial institution by such party or any of its Controlled Related Parties, so long as prior to any such disclosure such financial institution executes a confidentiality agreement that provides protection substantially equivalent to the protection provided the parties in this Article 3.

     Section 3.4. Procedures. In the event that any Receiving Party (i) must disclose Confidential Information in order to comply with applicable Law or the requirements of a stock exchange or association on which such Receiving Party's securities or those of its Related Parties are listed or (ii) becomes legally compelled (by oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demand or otherwise) to disclose any Confidential Information, the Receiving Party shall provide the disclosing party with prompt written notice so that in the case of clause (i), the disclosing party can work with the Receiving Party to limit the disclosure to the greatest extent possible consistent with legal obligations or in the case of clause (ii), the disclosing party may seek a protective order or other appropriate remedy or waive compliance with the provisions of this agreement. In the case of a clause
(ii), (A) if the disclosing party is unable to obtain a protective order or other appropriate remedy, or if the disclosing party so directs, the Receiving Party shall, and shall cause its employees to, exercise all commercially reasonable efforts to obtain a protective order or other appropriate remedy at the disclosing party's reasonable expense, and (B) failing the entry of a protective order or other appropriate remedy or receipt of a waiver hereunder, the Receiving Party shall furnish only that portion of the Confidential Information which it is advised by opinion of its counsel is legally required to


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be furnished and shall exercise all  commercially  reasonable  efforts to obtain
reliable   assurance  that   confidential   treatment  shall  be  accorded  such
Confidential Information, it being understood that such reasonable efforts shall be at the cost and expense of the disclosing party whose Confidential Information has been sought.

     Section 3.5. Survival. The obligations under this Article 3 shall survive, as to any party, until two (2) years following the date of termination of this agreement and, as to any Controlled Related Party of a party, until two
(2).years following the earlier to occur of (A) the date that such Person is no longer a Controlled Related Party of a party, or (B) the date of the termination of this agreement; provided that such obligations shall continue indefinitely with respect to any trade secret or similar information which is proprietary to a party or its Controlled Related Parties and provides such party or its Controlled Related Parties with an advantage over its competitors.

                                    ARTICLE 4
              REPRESENTATIONS, WARRANTIES AND COVENANTS OF LICENSEE

     Section  4.1.  Licensor's  Ownership.   Licensee  acknowledges   Licensor's
exclusive right, title and interest in and to the Licensed Marks and acknowledges that nothing herein shall be construed to accord to Licensee any rights in the Service Area in the Licensed Marks except as expressly provided, herein. Licensee acknowledges that its use in the Service Area of the Licensed Marks shall not create in Licensee any right, title or interest in the Service Area in the Licensed Marks and that all use in the Service Area of the Licensed Marks and the goodwill symbolized by and connected with such use of the Licensed Marks will inure solely to the benefit of the Licensor.

     Section 4.2. No Challenge by Licensee. Licensee covenants that (i) Licensee will not at any time challenge Licensor's rights, title or interest in the Licensed Marks (other than to assert the specific rights granted to Licensee under this agreement), (ii) Licensee will not do or cause to be done or omit to do anything, the doing, causing or omitting of which would contest or in any way impair or tend to impair the rights of Licensor in the Licensed Marks, and (iii) Licensee will not represent to any third party that Licensee has any ownership or rights in the Service Area with respect to the Licensed Marks other than the specific rights conferred by this agreement.

                                    ARTICLE 5
              REPRESENTATIONS, WARRANTIES AND COVENANTS OF LICENSOR

     Section 5. 1. Title to the Licensed Marks. Licensor represents and warrants that:

     (a) Licensor has good title to the Licensed Marks and has the right to grant the licenses provided for hereunder in accordance with the terms and conditions hereof, free of any liabilities, charges, liens, pledges, mortgages, restrictions, adverse claims, security interests, rights of others, and encumbrances of any kind (collectively,


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          "Encumbrances"),  other than  Encumbrances  which will not restrict or interfere in any material respect with the exercise by Licensee of the rights granted to Licensee hereunder.

     (b) There is no claim, action, proceeding or other litigation pending or, to the knowledge of Licensor, threatened with respect to Licensor's ownership of the Licensed Marks or which, if adversely determined, would restrict or otherwise interfere in any material respect with the exercise by Licensee of the rights purported to be granted to Licensee hereunder.

     Except as expressly provided above in this Section 5.1, Licensor makes no representation or warranty of any kind or nature whether express or implied with respect to the Licensed Marks (including freedom from third party infringement of the Licensed Marks).

     The representations and warranties provided for in this Section 5.1 shall survive the execution and delivery of this agreement.

     Section 5.2. Other Licensees. In the event Licensor grants to any third party any licenses or rights with respect to the Licensed Marks, Licensor shall not, in connection with the grant of any such license or rights, take any actions, or suffer any omission that would adversely affect the existence or validity of the Licensed Marks or conflict with the rights granted to Licensee hereunder.

     Section 5.3. Abandonment. Licensor covenants and agrees that, during the term of this agreement, it will not abandon the Licensed Marks.

                                    ARTICLE 6
                 REPRESENTATIONS AND WARRANTIES OF BOTH PARTIES

     Section 6. 1. Representations and Warranties. Each party hereby represents and warrants to the other party as follows:

     (a) Due Incorporation or Formation, Authorization of Agreement. Such party is a corporation duly organized, a limited liability company duly organized or a partnership duly formed, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its incorporation or formation and has the corporate, company or partnership power and authority to own its property and carry on its business as owned and carried on at the date hereof and as contemplated hereby. Such party is duly licensed or qualified to do business and, if applicable, is in good standing in each of the jurisdictions in which the failure to be so licensed or qualified would have a material adverse effect on its financial condition or its ability to perform its obligations hereunder. Such party has the corporate, company or partnership power and authority to execute and deliver this agreement and to perform its obligations hereunder and the execution, delivery and performance of this agreement have been duly authorized by all necessary corporate, company or partnership


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          action.  Assuming  the due  execution  and delivery by the other party hereto, this agreement constitutes the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, subject as to enforceability to limits imposed by bankruptcy, insolvency or similar laws affecting creditors' rights generally and the availability of equitable remedies.

     (b) No Conflict with Restrictions; No Default. Neither the execution, delivery and performance of this agreement nor the consummation by such party of the transactions contemplated hereby (i) will conflict with, violate or result in a breach of any of the terms, conditions or provisions of any law, regulation, order, writ, injunction, decree, determination or award of any court, any governmental department, board, agency or instrumentality, domestic or foreign, or any arbitrator, applicable to such party or any of its Controlled Related Parties, (ii) will conflict with, violate, result in a breach of or constitute a default under any of the terms, conditions or provisions of the articles of incorporation, articles of organization or certificate of formation, bylaws, operating agreement or limited liability company agreement, or partnership agreement of such party or any of its Controlled Related Parties or of any material agreement or instrument to which such party or any of its Controlled Related Parties is a party or by which such party or any of its Controlled Related Parties is or may be bound or to which any of its material properties or assets is subject (other than any such conflict, violation, breach or default that has been validly and unconditionally waived), (iii) will conflict with, violate, result in a breach of, constitute a default under (whether with notice or lapse of time or both), accelerate or permit the acceleration of the performance required by, give to others any material interests or rights or require any consent, authorization or approval under any indenture, mortgage, lease agreement or instrument to which such party or any of its Controlled Related Parties is a party or by which such party or any of its Controlled Related Parties is or may be bound, or (iv) will result in the creation or imposition of any lien upon any of the material properties or assets of such party or any of its Controlled Related Parties, which in any such case could reasonably be expected to materially impair such party's ability to perform its obligations under this agreement or to have a material adverse effect on the consolidated financial condition of each party or its Parent.

     (c) Governmental Authorizations. Any registration, declaration or filing with, or consent, approval, license, permit or other authorization or order by, any governmental or regulatory authority, domestic or foreign, that is required to be obtained by such party in connection with the valid execution, delivery, acceptance and performance by such party under this agreement or the consummation by such party of any transaction contemplated hereby has been completed, made or obtained, as the case may be.

     (d) Litigation. There are no actions, suits, proceedings or investigations pending or, to the knowledge of such party, threatened against or affecting such party or any of its Controlled Related Parties or any


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          of their properties, assets or businesses in any court or before or by
          any  governmental   department,   board,  agency  or  instrumentality,
          domestic or foreign, or any arbitrator which could, if adversely determined (or, in the case of an investigation could lead to any action, suit or proceeding, which if adversely determined could), reasonably be expected to materially impair such party's ability to perform its obligations under this agreement or to have a material adverse effect on the consolidated financial condition of such party or its parent; and such party or any of its Controlled Related Parties has not received any currently effective notice of any default, and such party or any of its Controlled Related Parties is not in default,
          under  any  applicable  order,  writ,   injunction,   decree,  permit,
          determination  or award of any  court,  any  governmental  department,
          board,  agency  or  instrumentality,   domestic  or  foreign,  or  any
          arbitrator, which default could reasonably be expected to materially impair such party's ability to perform its obligations under this agreement or to have a material adverse effect on the consolidated financial condition of such party or its Parent.

     Section 6.2. Survival. The representations and warranties provided for under this Article 6 will survive the execution and delivery of this agreement.

                                    ARTICLE 7
                       PROSECUTION OF INFRINGEMENT CLAIMS

     Section 7.1. Notice and Prosecution of Infringement. Licensee agrees to notify Licensor promptly, in writing, of any alleged, actual or threatened infringement of any of the Licensed Marks within the Service Area of which Licensee becomes aware. Licensor has the sole right to determine whether or not to take any action on such infringements. Licensor has the sole right to employ counsel of its choosing and to direct any litigation and settlement of infringement actions. Any recoveries, damages and costs recovered through such proceedings shall belong exclusively to Licensor, and Licensor shall be solely responsible for all costs and expenses (including attorney fees) of prosecuting such actions. Licensee agrees to provide Licensor with all reasonably requested assistance in connection with such proceedings.

                                    ARTICLE 8
                LICENSEE DEFENSE AND INDEMNIFICATION OF LICENSOR

     Section 8. 1. Indemnification. (a) Each party hereby agrees to indemnify the other party against and agrees to hold it harmless from any Loss incurred or suffered by such other party arising out of or in connection with:

     (i) the material breach of any representation or warranty made by such party in this agreement; and

     (ii) the material breach of any covenant or agreement by such party contained in this agreement.



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     (b)  In addition to the  indemnification  provided  for in Section 8.1 (a),
          Licensee agrees to indemnify Licensor against and hold it harmless from any Loss suffered or incurred by Licensor or its Controlled Related Parties by reason of a third party claim arising out of or relating to (i) the use of the Licensed Marks by Licensee; or (ii) the marketing, promotion, advertisement, distribution, lease or sale by Licensee (or any permitted sublicensee) or by any additional Licensee (or any permitted sublicensee) of any Sprint PCS Products and Services, Related Equipment or Premium and Promotional Items under the Licensed Marks pursuant to this agreement, including unfair or fraudulent advertising claims, warranty claims and product defect or liability claims, pertaining to the Sprint PCS Products and Services, Related Equipment or Premium and Promotional Items. Notwithstanding the foregoing, Licensee will not be required under this paragraph (b) to indemnify any Loss arising solely out of Licensee's use of the Licensed Marks in compliance with the terms of the Trademark and Service Mark Usage Guidelines; provided that Licensor shall have no obligation to indemnify for third-party claims alleged to arise from the specifics of uses of third-party trademarks or service marks, or the specifics of claims made, in marketing materials prepared by or for Licensee, which marketing materials have not been approved by Licensor prior to the publication out of which such claims are alleged to have arisen.

                                    ARTICLE 9
                               OBLIGATIONS/SETOFF

     Section 9.1. Obligations/Setoff. The obligations of the parties as set forth in this agreement shall be unconditional and irrevocable, and shall not be subject to any defense or be released, discharged or otherwise affected by any matter, including impossibility, illegality, impracticality, frustration of purpose, force majeure, act of government, the bankruptcy or insolvency of any party hereto, and the obligations of each party shall not be subject to any right of setoff or recoupment which such party may not or hereafter have against the other party.

                                   ARTICLE 10
                       LIMITATION ON USE OF LICENSED MARKS

     Section 10.1. Restrictions on Use. Licensee is not permitted to make any use of the Licensed Marks in connection with products or services other than the Sprint PCS Products and Services, and as specifically authorized in Sections 1.1(b) above with respect to Related Equipment and Premium and Promotional Items, nor to make any use of the Licensed Marks directed outside of the Service Area.

     Section 10.2 Adherence to Trademark and Service Mark Usage Guidelines. Licensee agrees to comply with and adhere to Trademark and Service Mark Usage Guidelines for the depiction or presentation of the Licensed Marks, as furnished by Licensor. Prior to Licensee depicting or presenting any of the Licensed Marks on any type of marketing, advertising or promotional materials, Licensee agrees to submit samples of such materials to Licensor for approval. Licensor shall


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have  fourteen  (14) days from the date  Licensor  receives  such  materials  to approve or object to any such materials submitted to Licensor for review. In the event Licensor does not object to such materials within such fourteen (14) day period, such materials shall be deemed approved by Licensor. Thereafter, Licensee shall not be obligated to submit to Licensor materials prepared in accordance with the samples previously approved by Licensor and the Trademark and Service Mark Usage Guidelines; provided, however, Licensee shall, at the reasonable request of Licensor, continue to furnish samples of such marketing, advertising and promotional materials to Licensor from time to time during the term hereof at the request of Licensor.

     Section 10.3. Use of Similar Trademarks and Service Marks. Licensee agrees not to use (a) any trademark or service mark which is confusingly similar to, or a colorable imitation of, the Licensed Marks or any part thereof, or (b) any work, symbol, character, or set of words, symbols, or characters, which in any language would be identified as the equivalent of the Licensed Marks or that are otherwise confusingly similar to, or a colorable imitation of, the Licensed Marks, whether during the term of this agreement or at any time following termination of this agreement. Licensee shall not knowingly engage in any conduct which may place the Sprint PCS Products and Services, the Licensed Marks or Licensor in a negative light or context.

     Section 10.4. Services of Public Figures. Licensee agrees to obtain Licensor's prior written approval (which approval will not be unreasonably withheld) before engaging the services of any celebrity or publicly known individual for endorsement of any Sprint PCS Products and Services or Premium and Promotional Items.

                                   ARTICLE 11
                             CONTROL OF BRAND IMAGE

     Section 11.1 Exclusive Use of Licensed Marks. The Sprint PCS Products and Services shall be marketed by Licensee solely under the Licensed Marks.

     Section 11.2. Consistency With Brand Image and Principles. Licensee shall use the Licensed Marks in a manner that is consistent with the brand image and principles established by Licensor, and mechanics to ensure consistency will be included in the Marketing Communications Guidelines.

     Section 11.3 Management of Brand Image. Licensor shall be responsible for the overall management of the brand image for the Licensed Marks. All advertising, marketing and promotional materials using the Licensed Marks prepared by Licensee shall, in addition to the provisions set forth in Section
11.2 above, comply with the Marketing Communications Guidelines to be furnished by Licensor to Licensee as such Marketing Communications Guidelines may be amended and updated by Licensor from time to time. Such Marketing Communications Guidelines shall establish reasonable principles to be followed in the development of advertising, marketing and promotional campaigns in order to ensure a consistent and coherent brand image. All advertising, marketing and promotional campaigns conducted by Licensee shall be conducted in a manner consistent with the Marketing Communications Guidelines.

     Section 11.4. Advertising Agencies, Promotions. Licensee may select its own advertising agencies for development of its advertising and promotional campaigns; provided, however, that all media buys shall be coordinated by Licensee with the buying agency of Licensor. Licensee and Licensor shall conduct ongoing reviews of upcoming advertising, marketing and promotional campaigns of each party and shall use good faith efforts to coordinate their respective campaigns in a manner that will maximize the advertising, marketing and promotional  efforts  of  the  parties  and be  consistent  with  the  Marketing
Communications Guidelines. Licensee shall not initiate any products or promotions under names which are confusingly similar to any names of national product offerings or promotions by Licensor. Neither Licensor nor any of its Controlled Related Parties shall initiate any products or promotions under names which are confusingly similar to any names of national product offerings or promotions by Licensee. In addition, Licensor will use its commercially reasonable efforts to ensure that no third party licensee under the Licensed Marks initiates any products or promotions in the Service Area under names which are confusingly similar to any names of national product offerings or promotions by Licensee.

     Section 11.5 Ownership of Advertising Materials. All agreements entered into by Licensee with advertising agencies shall provide that Licensor shall own all advertising materials (including concepts, themes, characters and the like) created or developed thereunder. Subject to the terms and conditions set forth herein, Licensee shall receive a perpetual, non-exclusive, royalty-free license to use such materials in connection with advertising and promotional materials developed by Licensee; provided, however, that the rights granted under such perpetual license shall be limited solely to the use of such materials and shall not extend the term of the license with respect to the Licensed Marks provided for hereunder.

                                   ARTICLE 12
                             RELATIONSHIP OF PARTIES

     Section 12. 1. Relationship of Parties. It is the express intention of the parties that Licensee is and shall be an independent contractor and no partnership shall exist between Licensee and Licensor pursuant hereto. This agreement shall not be construed to make Licensee the agent or legal representative of Licensor for any purpose whatsoever (except as expressly provided in Articles 7 and 8), and Licensee is not granted any right or authority to assume or create any obligations for, on behalf of, or in the name of Licensor (except as expressly provided in Articles 7 and 8). Licensee agrees, and shall require its permitted sublicensees to agree, not to incur or contract any debt or obligation on behalf of Licensor, o r commit any act, make any representation, or advertise in any manner that may adversely affect any right of Licensor in or with respect to the Licensed Marks or be detrimental to Licensor's image.

                                   ARTICLE 13
                    TERM; TERMINATION; EFFECTS OF TERMINATION



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

     Section 13.1. Term. This agreement commences on the date of execution and continues until the Management Agreement terminates, unless earlier terminated in accordance with the terms set forth in this Article 13. This agreement automatically terminates upon termination of the Management Agreement.

     Section 13.2. Events of Termination. If any of the following events shall occur with respect to Licensee, each such occurrence shall be deemed an "Event of Termination":

     (a)  Bankruptcy. The occurrence of a "Bankruptcy" with respect to Licensee.

     (b) Breach of Agreements. Licensee fails to perform in accordance with any of the material terms and conditions contained herein in any material respect.

     (c)  Material    Misrepresentation.    Licensee   breaches   any   material
          representation or warranty of Licensee made in Section 4.2 or Article 6 in any material respect.

     (d) Termination of Management Agreement. The termination of the Management Agreement, for whatever reason.

     Section 13.3. Licensor's Right to Terminate Upon Event of Termination. Licensor may, at its option, without prejudice to any other remedies it may have, terminate this agreement by giving written notice of such termination to Licensee as follows: (a) immediately, upon the occurrence of any Event of Termination pursuant to Section 13.2(a) with respect to Licensee; or (b) after the expiration of thirty (30) days from Licensee's receipt of written notice from Licensor of the occurrence of any Event of Termination pursuant to Sections 13.2(b) or 13.2(c), if such failure to perform or breach is then still uncured; or (c) immediately upon the repeated or continuing occurrence of Events of Termination pursuant to Section 13.2(b) (regardless of whether such continuing failures to perform or breaches have been cured by Licensee in accordance with the provisions of clause (b) or this Section 13.3); or (d) immediately upon the occurrence of a termination pursuant to Section 13.2(d).

     Section 13.4 Licensee's right to Terminate. Licensee may, at its option, without prejudice to any other remedies it may have, terminate this agreement by giving written notice of such termination to Licensor as follows: (a) immediately, in the event that Licensor abandons the Licensed Marks or otherwise ceases to support the Licensed Marks in Licensor's business; or (b) immediately in the event of the occurrence of a Bankruptcy with respect to Licensor; or (c) immediately in the event of an occurrence of termination pursuant to Section 13.2(d).

     Section 13.5. Effects of Termination. Upon the termination of this agreement for any reason, all rights of Licensee in and to the Licensed Marks in the Service Area shall cease within thirty (30) days following the date on which this agreement terminates (except in the case of a termination resulting from an Event of Termination described in Section 13.2(b), (c) or (d), in which case such rights to use the Licensed Marks will terminate immediately upon the date of termination); provided, however, that Licensee may thereafter sell, transfer or otherwise dispose of any Related Equipment and Premium and Promotional Items that are then in Licensee's inventory (or which Licensee has purchased or is then legally obligated to purchase) for an additional reasonable period not to exceed three (3) months. Licensee's right of disposal under this Section 13.5 shall not prohibit Licensor from granting to third parties during the disposal period licenses. and other rights with respect to the Licensed Marks. The provisions of Articles 3, 4, 5, 6 and 8 will survive any termination of this agreement.

                                   ARTICLE 14
                            ASSIGNMENT; SUBLICENSING

     Section 14.1. Licensee Right to Assign. Licensee, without the prior written consent of Licensor (in its sole discretion), shall have no right to assign any of its rights or obligations hereunder.

     Section 14.2. Licensor Right to Assign the Licensed Marks. Nothing herein shall be construed to limit the right of the Licensor to transfer or assign its interests in the Licensed Marks, subject to the agreement of the assignee to be bound by the terms and conditions of this agreement.

     Section 14.3. Licenses to Additional Licensees, Sublicenses, Licenses to Additional Licensees. Licensee shall not sublicense (or attempt to sublicense) any of its rights hereunder without the prior written consent of Licensor, in the sole discretion of Licensor.

                                   ARTICLE 15
                                  MISCELLANEOUS

     Section 15.1. Notices. Any notice, payment, demand, or communication required or permitted to be given by any provision of this agreement shall be in writing and mailed (certified or registered mail, postage prepaid, return receipt requested) or sent by hand or overnight courier, or by facsimile (with acknowledgment received), charges prepaid and addressed as described on the Notice Address Schedule attached to the Master Signature Page, or to such other address or number as such party may from time to time specify by written notice to the other party in accordance with the provisions of this Section 15.1. All notices and other communications given to a party in accordance with the provisions of this agreement shall be deemed to have been given and received (i) four (4) Business Days after the same are sent by certified or registered mail, postage prepaid, return receipt requested, (ii) when delivered by hand or transmitted by facsimile (with acknowledgment received and, in the case of a facsimile only, a copy of such notice is sent no later than the next Business Day by a reliable overnight courier service, with acknowledgment of receipt) or
(iii) one (1) Business Day after the same are sent by a reliable overnight courier service, with acknowledgment of receipt.

     Section 15.2. Binding Effect. Except as otherwise provided in this agreement, this agreement shall be binding upon and inure to the benefit of the parties and their respective successors, transferees, and assigns.

     Section 15.3. Construction. This agreement shall be construed simply according to its fair meaning and not strictly for or against any party.

     Section 15.4. Time. Time is of the essence with respect to this agreement.

     Section 15.5. Table of Contents; Headings. The table of contents and section and other headings contained in this agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this agreement.

     Section 15.6. Severability. Every provision of this agreement is intended to be severable. If any term or provision hereof is illegal, invalid or unenforceable for any reason whatsoever, that term or provision will be enforced to the maximum extent permissible so as to effect the intent of the parties, and such illegality, invalidity or unenforceability shall not affect the validity or legality of the remainder of this agreement. If necessary to effect the intent of the parties, the parties will negotiate in good faith to amend this agreement to replace the unenforceable language with enforceable language which as closely as possible reflects such intent.

     Section 15.7. Further Action. Each party, upon the reasonable request of the other party, agrees to perform all further acts and execute, acknowledge, and deliver any documents which may be reasonably necessary, appropriate, or desirable to carry out the intent and purposes of this agreement.

     Section 15.8. Governing Law. The internal laws of the State of Missouri (without regard to principles of conflict of law) shall govern the validity of this agreement, the construction of its terms, and the interpretation of the rights and duties of the parties.

     Section l5.9. Specific Performance. Each party agrees with the other party that the other party would be irreparably damaged if any of the provisions of this agreement are not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in such event. Accordingly, in addition to any other remedy to which the nonbreaching party may be entitled, at law or in equity, the nonbreaching party shall be entitled to injunctive relief to prevent breaches of this agreement and specifically to enforce the terms and provisions hereof.

     Section 15.10. Entire Agreement. The provisions of this agreement set forth the entire agreement and understanding between the parties as to the subject matter hereof and supersede all prior agreements, oral or written, and other communications between the parties relating to the subject matter hereof.

     Section 15.11. Limitation on Rights of Others. Nothing in this agreement, whether express or implied, shall be construed to give any party other than the parties any legal or equitable right, remedy or claim under or in respect of this agreement.

     Section 15.12. Waivers, Remedies. The observance of any term of this agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party or parties entitled to enforce such term, but any such waiver shall be effective only if in writing signed by the party or parties against which such waiver is to be asserted. Except as otherwise provided herein, no failure or delay of any party in exercising any power or right under this agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other further exercise thereof or the exercise of any other right or power.

     Section 15.13. Jurisdiction, Consent to Service of Process.

     (a) Each party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any Missouri State court sitting in the County of Jackson or any Federal court of the United States of America sitting in the Western District of Missouri, and any appellate court from any such court, in any suit action or proceeding arising out of or relating to this agreement, or for recognition or enforcement of any judgment, and each party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in such Missouri State Court or, to the extent permitted by law, in such Federal court.

     (b) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this agreement in Missouri State court sitting in the County of Jackson or any Federal court sitting in the Western District of Missouri. Each party hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court and further waives the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party.

     (c) Each party irrevocably consents to service of process in the manner provided for the giving of notices pursuant to this agreement, provided that such service shall be deemed to have been given only when actually received by such party. Nothing in this agreement shall affect the right of a party to serve process in another manner permitted by law.

     Section 15.14. Waiver of Jury Trial. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this agreement.

     Section 15.15. Consents. Whenever this agreement requires or permits consent by or on behalf of a party, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in Section 15.13, with appropriate notice in accordance with Section 15.1 of this agreement.

     Section 15.16. Master Signature Page. Each party agrees that it will execute the Master Signature Page that evidences such party's agreement to execute, become a party to and be bound by this agreement, which document in incorporated herein by this reference.

            [The remainder of this page is intentionally left blank.]

                                 FIRST ADDENDUM
                                       TO
                              MASTER SITE AGREEMENT

     THIS FIRST ADDENDUM TO MASTER SITE AGREEMENT ("Addendum") is made and entered into this _____ day of April, 2000 by and among SBA Towers, Inc. ("SBA"), Bright Personal Communications Services, LLC ("Bright") and Horizon
Personal Communications, Inc. ("Horizon") Bright and Horizon may hereinafter collectively referred to as "Lessee".

     WHEREAS, SBA and Horizon entered into that certain Master Site Agreement ("Horizon MSA") dated as of August 17, 1999;

     WHEREAS, SBA and Bright entered into that certain Master Site Agreement ("Bright MSA") dated as of the day of October, 1999 ;

     WHEREAS, SBA and Lessee both wish to modify the Horizon MSA and Bright MSA.

     NOW THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, SBA, Bright and Horizon do hereby agree as follows:

     1. Secured Financing Addendum. SBA and Lessee wish to modify both the Horizon MSA and Bright MSA to incorporate the following provisions:

          Financing. Lessee may, upon notice to SBA, mortgage or grant a security interest in this MSA and the Equipment, and may assign this MSA and the Equipment to any such mortgagees or holders of security interests including their successors and assigns (hereinafter collectively referred to as "Secured Parties"). In such event, SBA shall execute such consent to leasehold financing as may reasonably be required by Secured Parties. Provided that SBA has been given written notice of the name and addresses of the Secured Parties by Lessee, SBA shall notify Lessee and Lessee's Secured Parties simultaneously of any default by Lessee and to give Secured Parties the same right to cure any default as Lessee except that the cure period for any Secured Party shall not be less than 10 days after the receipt of the default notice. If a termination, disaffirmance or rejection of the MSA pursuant to any laws (including any bankruptcy or insolvency laws) by Lessee shall occur, or if SBA shall terminate this MSA for any reason, SBA will give to the Secured Parties prompt notice thereof and SBA will give the Secured Parties the right to enter upon the Property or BTS site, as applicable, during a 30-day period commencing upon the Secured Party's receipt of such notice for the purpose of removing any Equipment. Upon written request from Lessee, SBA shall execute and deliver a written instrument in recordable form acknowledging the assignment and the foregoing agreements of SBA.

     2. Consent to Assignment. Notwithstanding anything to the contrary contained in this MSA, SBA shall have the right to assign this MSA and any SLA to an Affiliate of SBA, and upon such assignment, SBA shall be released from any and all obligations under the assigned MSA or SLA, provided that such assignee assumes all of SBA's obligations under such assigned agreement in writing at the time of the assignment. For purposes of this MSA, "Affiliates" shall mean companies which control are controlled by, or under common control with SBA. For purposes of this MSA, the word "control" shall mean the ownership, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, or the power to veto major policy decisions of any such entity, whether through the ownership of voting securities, by contract or otherwise.

     3. No Other Modifications. The Horizon MSA and the Bright MSA shall remain the entire agreement and understanding of SBA and Lessee with respect to the subject matter thereof except as modified by this Addendum, and except as specifically altered and amended herein, the Horizon MSA and the Bright MSA are hereby ratified and confirmed in all respects, are in full force and effect, and have not otherwise been amended, modified, extended or renewed, whether verbally or in writing.

     IN WITNESS WHEREOF, SBA, Horizon and Bright have executed this Addendum as of the date and year first above written.

SBA TOWERS, INC.


Attest:________________________

Title:_________________________


HORIZON PERSONAL COMMUNICATIONS, INC.


Attest:________________________

Title:_________________________


BRIGHT PERSONAL COMMUNICATIONS SERVICES, LLC

Attest:________________________

Title:_________________________